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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       -------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      DATE OF REPORT:  NOVEMBER 28, 1997
                       (Date of earliest event reported)

                             GENERAL SCANNING INC.
            (Exact name of registrant as specified in its charter)


MASSACHUSETTS               0-26646                       04-2445884
(State or other             (Commission File Number)      (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation or
organization)


500 ARSENAL STREET, WATERTOWN, MA                         02172
(Address of principal executive                           (zip code)
offices)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 924-1010
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                   INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS


General Scanning Inc. ("General Scanning") announced the acquisition on November 28, 1997 of the business of Reel-Tech, Inc., ("Reel-Tech") a wholly-owned subsidiary of Data I/O Corporation ("Data I/O"). The transaction was structured as a purchase from Reel-Tech and its subsidiary Reel-Tech Singapore Pte. Ltd. of substantially all their assets. Consideration was $13.3 million consisting of $11.3 million in cash and the balance in General Scanning common stock, subject to post-closing adjustments. (The amount of consideration was determined through negotiations between General Scanning, Reel-Tech, and Data I/O.) The transaction will be accounted for as a purchase of assets. General Scanning expects to record a one-time after-tax charge of approximately $7.1 million, or $0.55 per share, representing the acquisition of in-process research and development.

Reel-Tech, located in Indianapolis, Indiana, is an integrator of electronics components handling systems for marking, lead inspections, parts sorting and parts packaging. General Scanning currently supplies laser marking subsystems to Reel-Tech for certain applications. Reel-Tech specializes in providing solutions for fine pitch handling needs of semiconductor and electronics manufacturers. Products include in-tray laser marking, tube-to-tube laser marking, tape and reel systems, media transfer systems and integrated multi-process systems. The system can handle a wide variety of component package configurations.

General Scanning expects the operations of Reel-Tech will be accretive to General Scanning's earnings, excluding one-time charges associated with the acquisition.

The acquisition provides General Scanning with systems integration capability. "This acquisition is a natural extension of General Scanning's product and service offerings to its major customers. It provides a simpler, quicker and more cost effective way to deliver the fuller product offerings that our customers increasingly ask of us," said Charles Winston, President and CEO of General Scanning.

General Scanning financed the acquisition with available cash. General Scanning also has available an unsecured $20,000,000 revolving credit agreement with BankBoston, N.A. General Scanning's cash and cash
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equivalents at the close of its third quarter, September 27, 1997, was approximately $17 million.

Data I/O is a publicly held company and there is no relationship between Data I/O and any of its affiliates, on the one hand, and General Scanning or any of its affiliates, any director or officer of General Scanning, or any associate of any such director or officer, on the other hand.

To the extent this report discusses information or expectations about General Scanning's products or markets, or otherwise makes statements about the future, such statements are forward looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks include risks associated with the market acceptance of General Scanning's products and the other risks detailed in General Scanning's Annual Report on Form 10-K that has been filed with respect to the 1996 fiscal year and the Form 10-Q filed with respect to the third quarter 1997.

General Scanning, headquartered in Watertown, Massachusetts, develops and manufactures a broad line of laser systems for a wide range of applications in the semiconductor, electronics, aircraft and medical industries. In addition, General Scanning produces a line of laser subsystems and components which are used in General Scanning's own systems as well as sold to other manufacturers of laser systems.

ITEM 7.  FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.     Description of Exhibit
-----------     ----------------------

     2. Asset Purchase Agreement, dated as of November 28, 1997, among General Scanning, Inc., Reel-Tech, Inc. and Data I/O Corporation

In accordance with Item 601(b)(2) of Regulation S-K, a list briefly identifying the contents of all omitted schedules and similar attachments is included in the table of contents to the Asset Purchase Agreement. The Registrant undertakes to furnish supplementally a copy of any omitted schedule and similar attachment to the Commission upon request.
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                           *     *     *     *     *

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                             GENERAL SCANNING INC.


                             By:  Victor H. Woolley
                                  ------------------------------------------
                                  Victor H. Woolley
                                  Vice President and Chief Financial Officer


DATED:  November 28, 1997